SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                           Dynamic International, Ltd.
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                                           93-1215401
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification Number)




58 Second Avenue, Brooklyn NY                                  11215
(Address of Principal Executive Offices)                     (Zip Code)


Securities to be Registered pursuant to Section 12(b) of the Act:



                  (Title of Each Class           (Name of Each Exchange on Which
                  to be so Registered)           Each Class is to be Registered)


                  None

Securities to be Registered Pursuant to Section 12(g) of the Act:


               Units each consisting of one share of Common Stock
                               One Class A Warrant
                             and One Class B Warrant
                                (Title of Class)

                                Class A Warrants
                                (Title of Class)

                                Class B Warrants
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

         The description of the securities registered herewith is incorporated by reference to the prospectus included in the Registration Statement on Form S-1 (Registration Number 333-25425).


Item 2.           Exhibits.*

                  (1)  Class A and B Warrant Certificates

                  (2)  Form of Unit Certificates

------------------------
         * Incorporated by reference to Registrant's Registration Statement on Form S-1 (Registration Number 333-25425)

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: November 26, 1997



                                                  DYNAMIC INTERNATIONAL, LTD.


                                                  By:   /s/
                                                      Marton Grossman, President